Exhibit 99.1

SEVENTH ADDENDUM TO APPENDIX A OF
THIRD AMENDED AND RESTATED SERVICE AGREEMENT, AS AMENDED

This Seventh Addendum to Appendix A is to the Third Amended and Restated Service Agreement dated April 23, 2019, as amended (the "Agreement"), by and between Comenity Servicing LLC (“Servicer”), a Texas limited liability company with its principal place of business at 3075 Loyalty Circle, Columbus, OH 43219 and Comenity Bank (“Bank”), a Delaware state bank with its principal place of business at One Righter Parkway, Suite 100, Wilmington, DE 19803.

RECITALS

WHEREAS, Bank and Servicer entered into that certain Agreement to outsource certain data processing activities and certain other administrative and servicing functions; and

WHEREAS, Bank and Servicer desire to modify certain Performance Standards set forth in Exhibit A to the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Bank and Servicer agree as follows:

1.  Performance Standards. Bank and Servicer agree to amend the Performance Standards set forth in Appendix A to the Agreement, such that certain Performance Standards are amended or added in as set forth in further detail in Exhibit A hereto.

2.  Effective Date:  The Parties agree that the amendments and additions to the Performance Standards, as set forth in Exhibit A hereto, shall be effective on January 1, 2022 (the “Addendum Effective Date”).

3.  Miscellaneous.  Capitalized terms not otherwise defined in this Addendum shall have the meanings assigned to them in the Agreement.  Other than as set forth above and in Exhibit A hereto, the parties agree that the Agreement, as amended by this Addendum, shall continue in full force and effect. The parties may execute this Addendum in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

Seventh Addendum to Appendix A of Third Amended
and Restated Service Agreement, as Amended
Comenity Bank/Comenity Servicing LLC

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their authorized officers effective as set forth above.

Comenity Servicing LLC

By:  /s/ Julie Fire
Name: Julie Fire
Title: Senior Vice President, Care and Experience

Comenity Bank

By:  /s/ Baron Schlachter
Name: Baron Schlachter
Title: Comenity Bank President

Seventh Addendum to Appendix A of Third Amended
and Restated Service Agreement, as Amended
Comenity Bank/Comenity Servicing LLC

EXHIBIT A

1.	Amendments and Additions. Set forth below are additional Performance Standards or revisions to existing Performance Standards, all of which shall be incorporated into Appendix A to the Agreement.

Service	Performance Standard	Measuring Period	Amended/ Added
Data Processing
• Manage all aspects of processing platform(s), including day to day operation, backups and maintenance, and disaster recovery.
• Provide a 24 X 7 control center/help desk facility to monitor and manage data processing operations on behalf of Bank.
• Ensure availability of the Enterprise Data Warehouse (“EDW”). The EDW is used by Servicer to compile and store all retail transaction and cardholder account data.
	Help desk support is available 24/7 where at least 90% of monthly inbound calls are answered within 20 seconds or less.	M	Amended
Information Technology Services/Outsourcing
• Provide Information Technology platform and services, including outsourcing of
Information Technology platform and services.
• Provide network and telecommunications access.
	Priority 3 Incidents Restored within Defined time.	M	Added
	Priority 4 Incidents Restored within Defined time.	M	Added
Issues Management
• Assignment of issue ownership, risk pillar, and issue reviewer.
• Validation of completeness and accuracy of issue description.
• Verification of root cause accuracy
• Establishment of remediation plans and ownership
• Identify applicable risk(s) and assign to issue
• Responsible for remediation and issue validation by the issue owner.
• Participate in Issue Working Group (IWG)
• Escalate remediation roadblocks and service standard non-adherence to Risk Advisors and IWG, as needed.
	N/A	N/A	Added Service Description
	Contain 90% of non-technical issues impacting customers OR four or less non-technical issues if 90% is not achieved within timelines established in the Issues Management Procedure.	M	Added
Contain 90% of technology or system dependent issues impacting customers OR four or less technology or system dependent issues if the 90% is not achieved within timelines established in the Issues Management Procedure.
		M	Added
	Close 90% of issues within timelines established in the Issues Management Procedure.	M	Added
Quality Management
• Design and/or execute testing of business processes, using a risk based approach.
• Utilize a framework to drive visibility and accountability of business owners to drive improvement in quality controls including resolving issues and/or gaps.
	Complete monthly call monitoring on time as set forth in the Call Quality Schedule.	Q	Amended
	Complete operational quality testing as set forth in the Quality Testing Schedule.	Q	Added

Seventh Addendum to Appendix A of Third Amended
and Restated Service Agreement, as Amended
Comenity Bank/Comenity Servicing LLC